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                                                                    EXHIBIT 99.1

              Siebel Systems, Inc. to Acquire Janna Systems Inc.

     Setting the Standard for Multichannel eBusiness in Financial Services

SAN MATEO, Calif. - Sept. 11, 2000 - Siebel Systems, Inc. (Nasdaq:SEBL), the world's leading supplier of eBusiness application software, today announced an agreement to acquire Janna Systems Inc. (TSE: JAN), a leading provider of eBusiness solutions for the financial services industry. Siebel Systems intends to integrate Janna's technology into the Siebel eBusiness Applications, thereby further enhancing Siebel Systems' industry leading, multichannel eBusiness solutions for financial services institutions in the retail banking and brokerage, institutional finance and insurance industries.

The financial services marketplace is rapidly converging, causing traditionally independent businesses of retail banking and brokerage, institutional finance and insurance to consolidate. To successfully manage and integrate multiple lines of business across multiple channels, these newly consolidated financial services institutions must move from product and customer information silos to a globally-integrated, multichannel eBusiness solution. The move will enable them to attract, retain and service customers by managing, synchronizing and coordinating all customer touch points including the Web, call center, field relationship managers, branches and resellers.

To help financial services organizations take advantage of this new market opportunity, Siebel Systems and Janna are joining forces to deliver the industry's most complete eBusiness solutions for retail banking and brokerage, institutional finance and insurance customers. Today, Siebel Financial Services 2000 is recognized as the market-leading, eBusiness solution for financial institutions. This solution addresses Siebel Systems' largest vertical market, with specific strength in the retail banking and brokerage, and insurance industries. Siebel Systems' financial services customers include: Bank of America Corporation, Charles Schwab & Co., Inc., The Chase Manhattan Corporation, Deutsche Bank, Farmers Insurance Group of America, Fidelity Investments, Fleet Boston Financial Corporation, The Hartford Financial Services Group, Prudential plc, and Zurich Insurance.

Janna Enterprise Suite 2001 is a leading eBusiness solution for institutional finance customers, including investment banking, institutional sales, research and private client services. Janna has been delivering dedicated products and solutions for more than a decade into market-leading global financial services companies such as Allstate Insurance, Bank One, Dain Rauscher, First Union Securities, Lehman Brothers, Merrill Lynch and TD Bank Financial Group. As part of this acquisition, William M. Tatham, chairman and CEO of Janna Systems Inc., will become vice president and general manager of Siebel Systems institutional finance business unit for Siebel Financial Services.

The companies will integrate the two product families into a single product suite based on a common Web architecture beginning with Siebel Financial Services 2001, which is planned for release in Summer 2001. Together, Siebel Systems and Janna will fully support all of their current customers and products and will offer a comprehensive upgrade path to the unified Siebel Financial Services product line.

"The acquisition of Janna further strengthens and underscores our commitment to deliver the market-leading solution for the financial services industry," said David Schmaier, Senior Vice President Products, Siebel Systems, Inc. "Financial services industry expertise and a shared commitment to one hundred percent customer satisfaction make Janna a natural fit within Siebel Systems."

"Janna's customers and employees will significantly benefit from the combined resources and technologies brought to the table by both parties," said William
M. Tatham, chairman and CEO, Janna Systems, Inc. "We believe that becoming part of the clear global market leader will accelerate the realization of a definitive standard for eBusiness in financial services."

Under the terms of the agreement, each outstanding share of Janna Systems Inc. common stock would be exchanged at a fixed exchange ratio of 0.4970 for newly issued shares of common stock of Siebel Systems or, with respect to Janna shareholders resident in Canada, 0.4970 of a newly issued, exchangeable share of a Canadian subsidiary of Siebel Systems that is currently exchangeable for Siebel Systems common stock. All outstanding stock options of Janna Systems Inc. would be assumed by Siebel Systems at the same exchange ratio. This would result in the issuance of up to approximately 11 million additional shares of common stock of Siebel Systems (after giving effect to the two-for-one split of the Company's common stock on September 8, 2000), representing a total current market value of
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approximately $975 million based on the closing price of common stock of Siebel
Systems on September 11, 2000.

The transaction is expected to be accounted for as a pooling of interests, and to qualify as a tax-free reorganization. The acquisition is subject to the approval of Janna Systems Inc.'s stockholders and appropriate government agencies, as well as the satisfaction of certain customary closing conditions. The transaction is expected to close in the fourth quarter 2000.

About Siebel Systems

Siebel Systems, Inc. (NASDAQ: SEBL) is the world's leading provider of eBusiness applications software. Siebel Systems provides an integrated family of eBusiness application software enabling multichannel sales, marketing and customer service systems to be deployed over the Web, call centers, field, reseller channels, retail and dealer networks. Siebel Systems' sales and service facilities are located in more than 28 countries. For more information, please visit Siebel Systems' Web site at www.siebel.com.
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About Janna Systems

Janna Systems Inc. (TSE: JAN) is a leading provider of eRelationship Management
(eRM) solutions for the financial services industry. Effective eRM enables enterprises to synchronize customer interactions across multiple channels, including the Internet, and to offer personalized Web "self-service" eBusiness solutions to their customers. As the Internet shifts power to consumers, enterprises implementing Janna's eRM solutions can exploit the capabilities of the Internet, allowing online collaboration, personalized e-commerce and sharing of information with customers.

Janna Systems Inc. recorded $19,197,000 (CDN) in revenue in 1999. The Company's net income for 1999, including goodwill charges, was $3,758,000 (CDN) or 23 cents (CDN) per share (fully diluted). Janna recorded $18,946,000 (CDN) in revenue for the six months ended June 30, 2000. The Company's net income for the sixth months ended June 30, 2000, including goodwill charges, was $349,000
(CDN) or 1.7 cents (CDN) per share (fully diluted). The historical results of Janna are based upon Canadian accounting principles. There are expected to be certain adjustments to the historical results when they are conformed to U.S. accounting principles. These adjustments are expected to relate primarily to license revenue recognition and employee stock option compensation.

Headquartered in Toronto, Canada, Janna has sales offices and partners worldwide. For more information about Janna and the Janna Enterprise Suite of applications, call 1-800-268-6107, e-mail info@janna.com, or visit the Janna web
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site at www.jana.com.
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Media Contact:

Kate Jobling
Access Public Relations
(650) 295-5455
publicrelations@siebel.com
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Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risk or uncertainties. The success of the acquisition and future operating results of Siebel Systems may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with acquisitions, such as the potential inability to satisfy the closing conditions for the acquisition, potential difficulties in the assimilation of operations, strategies, technologies, methodologies and products of the acquired company, the risk of loss of key personnel of the acquired company, diversion of management attention from other business concerns, business risks including the risk of variations in quarterly operating results, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of Siebel Systems are included in Siebel Systems' Report on Form 10-K for the year ended December 31, 1999 and its other filings with the Securities and Exchange Commission.